UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2021

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Cosmos Holdings Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) effective as of February 5, 2021, with a non-affiliated consultant (the “Consultant”). The Company engaged the Consultant to perform consulting services relating to Company management, debt structure, business plans and business development in connection with any capitalization transactions involving the Company and any newly created or existing entities.The Agreement is for a term of nine (9) months with an initial term of ninety (90) days (the “Initial Term”). The Agreement is terminable by the Company for any reason upon written notice at any time after the Initial Term.

The Company agreed to pay Consultant and its assignees an aggregate of 1,800,000 restricted shares of Common Stock at the rate of 200,000 shares per month, which shall be issued and fully paid for in consideration of Consultant’s considerable expertise and experience and its commitment to work for the Company. However, in the event the Agreement is terminated for any reason after the Initial Term, the shares are subject to a claw back for any months remaining after the Termination Date. The Consultant retained 800,000 of the 1,800,000 shares and agreed with an assignee and the Company that 1,600,000 of the 1,800,000 shares shall be held in book entry for six (6) months from the date of this Agreement, subject to the above claw back.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.
10.1	Consulting Agreement effective as of February 5, 2021 by and between Cosmos Holdings Inc. and a non-affiliated consultant.

10.2	Addendum to Consulting Agreement effective as of March 29, 2021 by and between Cosmos Holdings Inc. and a non-affiliated consultant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: April 8, 2021	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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